                                                               FILE NO. 811-2842


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-2



         [ ] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

         [X] AMENDMENT NO. 23



                         SAMARNAN INVESTMENT CORPORATION
--------------------------------------------------------------------------------
EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER


                 214 NORTH RIDGEWAY DRIVE, CLEBURNE, TEXAS 76031
--------------------------------------------------------------------------------
ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (NUMBER, STREET, CITY, STATE, ZIP CODE)


                                 (817) 641-7881
--------------------------------------------------------------------------------
REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA


          GEORGE S. WALLS, JR., 214 N. RIDGEWAY DR., CLEBURNE, TX 76031
--------------------------------------------------------------------------------
  NAME AND ADDRESS (NUMBER, STREET, CITY, STATE, ZIP CODE) OF AGENT FOR SERVICE

                         SAMARNAN INVESTMENT CORPORATION


                                    FORM N-2
                              CROSS REFERENCE SHEET

ITEM OF FORM N-2                                                                      PAGE IN FORM N-2*
        PART A
Item 1. Outside Front Cover                                                             Not Applicable
Item 2. Inside Front Cover and Outside Back Cover Page                                  Not Applicable
Item 3. Fee Table and Synopsis                                                          Not Applicable
Item 4. Financial Highlights                                                            Not Applicable
Item 5. Plan of Distribution                                                            Not Applicable
Item 6. Selling Shareholders                                                            Not Applicable
Item 7. Use of Proceeds                                                                 Not Applicable
Item 8. General Description of the Registrant                                                      2-4
Item 9. Management                                                                                4-15
Item 10. Capital Stock, Long-Term Debt, and Other Securities                                     15-16
Item 11. Defaults and Arrears on Senior Securities                                                  16
Item 12. Legal Proceedings                                                                          16
Item 13. Table of Contents of the Statement of Additional Information                               16
         PART B
Item 14. Cover Page                                                                     Not Applicable
Item 15. Table of Contents                                                              Not Applicable
Item 16. General Information and History                                                Not Applicable
Item 17. Investment Objectives and Policies                                                         17
Item 18. Management                                                                                 17
Item 19. Control Persons and Principal Holders of Securities                                        17
Item 20. Investment Advisory and Other Services                                                     17
Item 21. Brokerage Allocation and Other Practices                                                   17
Item 22. Tax Status                                                                                 17
Item 23. Financial Statements                                                                       17
         PART C
Item 24. Financial Statements and Exhibits                                                       18-19
Item 25. Market Arrangements                                                            Not Applicable
Item 26. Other Expenses of Issuance and Distribution                                    Not Applicable
Item 27. Persons Controlled by or Under Common Control                                  Not Applicable
Item 28. Number of Holders of Securities                                                            20
Item 29. Indemnification                                                                            20
Item 30. Business and Other Connections of Investment Adviser                                       20
Item 31. Location of Accounts and Records                                                           20
Item 32. Management Services                                                            Not Applicable
Item 33. Undertakings                                                                   Not Applicable
Signatures                                                                                          21


         * Filed in Item-and-Answer Form

                                      (i)

                                     PART A

                                 THE PROSPECTUS

ITEM 1.          OUTSIDE FRONT COVER

                 Not Applicable.

ITEM 2.          INSIDE FRONT COVER AND OUTSIDE BACK COVER PAGE

                 Not Applicable.

ITEM 3.          FEE TABLE AND SYNOPSIS

                 Not Applicable.

ITEM 4.          FINANCIAL HIGHLIGHTS

                 Not Applicable.

ITEM 5.          PLAN OF DISTRIBUTION

                 Not Applicable.

ITEM 6.          SELLING SHAREHOLDERS

                 Not Applicable.

ITEM 7.          USE OF PROCEEDS

                 Not Applicable.

ITEM 8.          GENERAL DESCRIPTION OF THE REGISTRANT

                 1. General:

                    (a) The answer to this Item is found on Page 2 in the response to Item 1, of the Registrant's initial registration statement on Form N-SB-I (Commission File No. 2-33344) (hereinafter referred to as the "Registration Statement"), which material is hereby incorporated by reference.

                    (b) The answer to this Item is found on Page 2 in response to Item 3 of the Registrant's Registration Statement, which material is hereby incorporated by reference.

                 2. Investment Objectives and Policies:

                    (a) The Registrant's investment objective, which it met in fiscal 2000, is to maintain its qualification as a "regulated investment company" under Subchapter M of the Internal Revenue Code. This objective may not be changed without the vote of the holders of a majority of the Registrant's outstanding voting securities.

                    (b) Prior to fiscal 1999, the Registrant's portfolio emphasis had been investing exclusively in tax-exempt obligations issued by a State of the United States or the District of Columbia or a political subdivision of a State or Territory of the United States or any public instrumentality thereof (hereinafter referred to as "tax-exempt debt securities").

         At the annual meeting of the Registrant's shareholders held on April 28, 1998, the shareholders approved a change in the Registrant's investment objective to permit the Registrant to invest up to 49% of its portfolio in taxable equity securities and taxable debt securities, with the remaining 51% of the portfolio to continue to be invested in the tax-exempt debt securities described above in the preceding paragraph. This change of investment objective is more fully described under the caption "Change in Investment Objective" on pages 3, 4, 5, 6, 7, 8 and 9 of the Registrant's Proxy Statement, dated April 9,1998, filed with the Commission (the "1998 Proxy Statement") to which reference is made and which material is hereby incorporated by such reference.

         To facilitate the change in investment objective the Board of Directors of the Registrant approved a plan in January, 1999 pursuant to which a portion of the Registrant's portfolio would consist of equity securities and be designated the "Equity Portfolio" and the remainder of the portfolio consisting of debt securities would be designated the "Debt Portfolio". This plan and related matters is more fully described under the captions "Investment Advisory Agreements", "Proposal I- The Amendment to the Voyageur Agreement", and "Proposal 2-The Westwood Agreement" on pages 3, 4 ,5, 6, 7, 8 and 9 of the Registrant's Proxy Statement, dated March 29, 1999, filed with the Commission (the "1999 Proxy Statement") to which reference is made and which material is hereby incorporated by such reference.

         In the second fiscal quarter of 1999, the Registrant began investing in equity securities. As of December 31, 2000, the Registrant's investment portfolio valued at market was $18,042,599, of which $6,995,978 (38.8%) was invested in equity securities and the remaining $11,046,621 (61.2%) was invested in tax-exempt debt securities, which represented 59.9% of the Registrant's total assets of $18,452,839 on that date.

 (c) The policies of the Registrant with respect to investments are set forth on pages 2 and 3 in response to Items 4 and 5 of the Registrant's Registration Statement, which material is hereby incorporated by reference.

         The policies of the Registrant with respect to investments as a result of the change of investment objective referred to in paragraph (b) above, are set forth under the caption "Change in Investment Objective" on pages 3, 4, 5 and 6 of the 1998 Proxy Statement which material is hereby incorporated by reference.

                    (d)  Not applicable.

                 3. Risk Factors:

                         Investments by the Registrant in tax-exempt debt securities are primarily subject to the risk that the governmental authority issuing the obligations may default in the payment of interest and/or principal payable under its obligations and may seek the protection of the Federal bankruptcy laws. The Registrant has not experienced any such default to date.

                         The risk factors with respect to taxable equity securities are set forth under the subcaption "Proposed Investment Objective" on page 4 of the 1998 Proxy Statement and the risk factors with respect to taxable debt securities are set forth under the subcaption "Proposed Investment Objective" on page 5 of the 1998 Proxy Statement which material is hereby incorporated by reference.

                 4. Other Policies:

                         The answer to this Item is found on page 3 of the Registration Statement in response to Item 4(g), which material is hereby incorporated by reference, and under the subcaption "Proposed Investment Objective" on pages 4, 5 and 6 of the 1998 Proxy Statement which material is hereby incorporated by reference.

                 5. Share Price Data:

                         The Registrant's securities are not listed on any stock exchange nor are transactions in its securities reported on NASDAQ. Consequently the information requested by this Item is inapplicable.

                 6. Business Development Companies:

                         Not applicable.

Item 9. MANAGEMENT

                 1. General:

                    (a)  Board of Directors:

                         The Board of Directors of the Registrant is responsible for managing the business and affairs of the Registrant.

                    (b)  Investment Advisers:

(A) Debt Portfolio:

     Voyageur Asset Management LLC, a Minnesota limited liability corporation, and its predecessor, Voyageur Fund Managers, a Minnesota general partnership, (both entities being hereinafter referred to as "Voyageur") has been an investment advisor to the Registrant from 1991 through December 8, 2000 pursuant to an Investment Advisory Agreement, dated as of April
     1, 1991 (the "Agreement").

     The Agreement was approved by the Registrant's shareholders at their annual meeting on April 25, 1991 and thereafter it was approved annually for one year periods by unanimous vote of the Registrant's Board of Directors which included those directors who were not "interested persons" as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     The Agreement was modified by an Amendment, dated as of April 1, 1999 (the "Amendment"), which was approved by the Registrant's shareholders at their annual meeting on April 16, 1999. The purpose of the Amendment was to (i) clarify and limit Voyageur's advisory services under the Agreement to those relating solely to debt securities and (ii) change the amount of the advisory fee payable by the Registrant under the Agreement.

     The Agreement was attached as Exhibit A to the Registrant's Proxy Statement dated April 8, 1991 filed with the Commission and is summarized under the caption "Investment Advisory Agreement" on pages 7, 8 and 9 thereof, to which reference is made and which material is hereby incorporated by such reference.

     The Amendment was attached as Exhibit A to the 1999 Proxy Statement and is summarized under the caption "Proposal 1- The Amendment to the Voyageur Agreement" on pages 4 and 5 thereof, to which reference is made and which material is hereby incorporated by such reference.

     The Agreement as modified by the Amendment is hereinafter referred to as the "Voyageur Agreement".

     Under the Voyageur Agreement, the Registrant paid Voyageur investment advisory fees of 0.27% per annum of the appraised value of the Debt Portfolio as of the last day of each fiscal quarter of the Registrant on which the New York Stock Exchange was open for trading. The Registrant paid Voyageur investment advisory fees of $31,559 for the period January 1, 2000 to December 8, 2000 which represented 0.17% of the Registrant's net assets of $18,452,839 at December 31, 2000

     Termination of the Voyageur Agreement

     On December 8, 2000, Voyageur was merged into Voyageur Asset Management Inc., a Minnesota corporation ("VAM"), which is a wholly-owned subsidiary of Dain Rauscher Corporation. This transaction constituted an "assignment" of the Voyageur Agreement within the meaning of Section 2(a)(4) of the 1940 Act and under the provisions of Section 6(d) of the Voyageur Agreement the Voyageur Agreement automatically terminated as of that date.

     At a meeting of the Registrant's Board of Directors on December 7, 2000, the Board, including all those directors who were not "interested persons" as defined in the 1940 Act, unanimously:

         (A) determined that (i) an interim investment advisory contract with VAM was in the best interest of the Registrant, and (ii) the scope and quality of services to be provided to the Registrant by VAM under such interim contract would be at least equivalent to the scope and quality of services provided to the Registrant by Voyageur under the Voyageur Agreement; and

         (B) approved an Interim Investment Advisory Contract with VAM (the "Interim Contract") pursuant to Rule 15a-4 under the 1940 Act.

     The Interim Contract was identical to the Voyageur Agreement in all respects with the following modifications: (i) the effective date of the Interim Contract was December 8, 2000; (ii) unless sooner terminated, the Interim Contract would automatically terminate on May 7, 2001; (iii) the Registrant's Board of Directors or a majority of its outstanding voting securities could terminate the Interim Contract at any time, without the payment of any penalty, on not more than 10 calendar days' written notice to VAM; (iv) the compensation payable to VAM under the Interim Contract (which was the same amount as that payable to Voyageur under the Voyageur Agreement) would be held in an interest-bearing account with the Registrant's custodian or a bank; (v) if a majority of the Registrant's outstanding voting securities approved a definitive investment advisory agreement with VAM prior to May 7, 2001, the amount in the escrow account, including interest earned thereon, would be paid to VAM; and (vi) if a majority of the Registrant's outstanding voting securities did not approve a definitive investment advisory agreement with VAM prior to May 7, 2001, the Registrant would pay

     VAM out of the escrow account an amount equal to the lesser of: (a) any costs incurred by VAM in performing the Interim Contract, plus interest on that amount while in escrow; or (b) the total amount of the escrow account, including interest earned thereon while in escrow.

     As described below, a majority of the Registrant's outstanding shareholders approved a definitive investment advisory agreement with VAM on April 26, 2001 and the Interim Contract was terminated on that date.

     Pursuant to the Interim Contract, the Registrant placed in escrow with its custodian, Westwood Trust, $1,964 for the advisory fee owing to VAM under the Interim Contract for the period beginning December 8, 2000 and ending December 31, 2000, which represented 0.01% of the Registrant's net assets of $18,452,839 at December 31, 2000. The Registrant also placed in escrow with Westwood Trust $7,422 for the advisory fee owing to VAM for the fiscal quarter ended March 31, 2001. All of such escrowed funds, together with the interest earned thereon, are to be paid to VAM within 60 days after April 26, 2001.

     The VAM Agreement

     At the annual meeting of the Registrant's shareholders on April 26, 2001, a majority of the shareholders approved an Investment Advisory Agreement, dated as of April 1, 2001, with VAM (the "VAM Agreement").

     The VAM Agreement provides that VAM will render investment advice to the Registrant with respect to debt securities and will manage the Registrant's Debt Portfolio. VAM will not render any investment advice with respect to equity securities nor will it be responsible for the management of the Equity Portfolio.

     The VAM Agreement was attached as Exhibit A to the Registrant's Proxy Statement, dated as of April 1, 2001, filed with the Commission (the "2001 Proxy Statement") and is summarized under the caption "Proposal 1-Approval of the VAM Agreement" on pages 6 and 7 thereof, to which reference is made and which material is hereby incorporated by such reference.

     Information Regarding VAM

     The following information has been furnished to the Registrant by VAM for inclusion in this Amendment to the Registrant's Registration Statement.

         VAM is a Minnesota corporation registered as an investment adviser under the Investment Advisers Act of 1940.

         VAM's address is 90 South Seventh Street, Suite 4300, Minneapolis, Minnesota 55402.

         VAM is a wholly-owned subsidiary of Dain Rauscher Corporation, a Delaware corporation, which in turn is wholly-owned by Royal Bank of Canada, a publicly held Canadian corporation. The address of Dain Rauscher Corporation is 60 South Sixth Street, Minneapolis, Minnesota 55402 and the address of Royal Bank of Canada is 200 Bay Street, Royal Bank Plaza, Toronto, Ontario, Canada M5J 2J5.

         The names and principal occupation(s) of the principal executive officers and directors of VAM are set forth below. The address of each such person is 90 South Seventh Street, Suite 4300, Minneapolis, Minnesota 55402.

         Name                                    Principal Occupation(s)
         ----                                    ----------------------
         John G. Taft                    Chief Executive Officer and Director of VAM;
                                         President and Chief Executive Officer of
                                         Great Hall Investment Funds, Inc., a family of
                                         money market mutual funds

         John C. Appel                   Director of VAM; Director and Vice
                                         Chairman of Dain Rauscher Corporation,
                                         the parent of VAM and Dain Rauscher
                                         Incorporated; President Fixed Income
                                         Capital Markets of Dain Rauscher
                                         Incorporated, an SEC registered
                                         broker-dealer and investment adviser

         Daniel J. Collins               Chief Financial Officer of VAM;
                                         Controller of Dain Rauscher Corporation

         Jennifer D. Lammers             Compliance Officer of VAM; Vice President
                                         and Manager Financial Reporting and Fund
                                         Accounting of Dain Rauscher Incorporated

         Louis V. Nanne                  Senior Managing Director and National Sales
                                         Manager of VAM

         Irving Weiser                   Director of VAM; Chairman, Chief Executive
                                         Officer and President of Dain Rauscher
                                         Corporation and Dain Rauscher Incorporated

                 VAM is an investment adviser to Great Hall Investment Funds, Inc., a family of money market mutual funds. whose investment objectives may be deemed to be similar to those of the Debt Portfolio of the Registrant. VAM receives annual investment advisory fees equal to a percentage of each fund's average daily net assets as stated below:

                                                                 Assets under Management
Fund                                                     Fee     as of January 31, 2001
----                                                     ---     -----------------------
Great Hall Prime Money Market Fund                       0.44%             $5,418,577,008
Great Hall U.S. Government Money Market Fund             0.44%                316,534,004
Great Hall Tax-Free Money Market Fund                    0.50%                524,393,768
Great Hall Institutional Prime Money Market Fund         0.25%                538,394,335
Great Hall Institutional Tax-Free Money Market Fund      0.25%                140,732,010

                 Currently, VAM has not waived, reduced or otherwise agreed to reduce its compensation from any of the funds, and therefore receives the full amount of its investment advisory fees.

                 The primary consideration in selecting a broker-dealer is its ability to provide a product at a competitive price and with the best execution capabilities. In making this determination, VAM will consider price, financial strength and responsibility and the full range and quality of the broker-dealer's services. Examples of types of services expected to be received include various investment research reports and statistical services, economic and market advice, both written and oral, including advice as to the advisability of purchasing or selling certain securities, the availability of securities or purchasers or sellers of securities, analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. VAM may, therefore, use a broker-dealer who provides useful research and securities transaction services even though a lower transaction cost could be incurred by using a broker-dealer who offers limited research services and minimal security transaction assistance.

                 In accordance with applicable law, "soft dollars" may be used from time to time to pay for a portion of the research used by VAM. This is the practice whereby an investment manager uses a portion of the client transaction cost dollars to pay for research services provided by outside companies. At times, the transaction costs paid under such arrangements are higher than those paid to a broker-dealer who provides no research capabilities or services. Some services paid with soft dollars may be used for both research and non-research purposes. In these circumstances, an allocation formula is followed to determine the appropriate proportion of the cost which is allocable to non-research purposes and will therefore be paid directly to VAM. Research services may be useful in servicing some or all of VAM's clients. However, not all research paid for with soft dollars generated by a trade effected for a particular client account will benefit that client account. VAM monitors the firms which receive research-related commissions and the quality of the products provided.

                 On occasions when VAM deems the purchase and sale of a security to be in the best interest of more than one of its clients, VAM may aggregate multiple contemporaneous client purchase or sell orders into a block order for execution. A written statement regarding the allocation of the order among VAM's accounts is prepared, and the executed order is then allocated according to this statement. By aggregating orders, VAM can ordinarily obtain better execution than if the orders were not aggregated. Client's accounts for which orders are aggregated receive the average price of such transactions, which could be higher or lower than the actual price that would otherwise be paid by such client absent the aggregation. Any transaction costs incurred in the transaction will be shared pro rata based on each client's participation in the transaction.

                 When a client for whom VAM provides discretionary investment management services requests or instructs VAM to direct a portion of the securities transaction for its account to a specified broker-dealer, VAM will treat the client direction as a decision by the client to retain, to the extent of the direction, the discretion that VAM would otherwise have in selecting broker-dealers to effect transactions and in negotiating transaction costs generally for the client's account. Although VAM will attempt to effect such transactions in a manner consistent with its policy of seeking best execution and price on each transaction, there may be occasions where it is unable to do so, in which case VAM will continue to comply with the client's instructions on the foregoing basis. The client, therefore, should consider whether under its direction, transaction costs, execution, clearance and settlement capabilities, and fees for custodial or other services provided the client by the broker-dealer (if applicable) will be comparable to those otherwise obtainable. A client making such a designation also should understand that it may lose the possible advantage that non-designating clients derive from aggregation of orders for several clients as a single transaction for the purchase or sale of a particular security.

         VAM will not effect any transactions in the Registrant's portfolio securities with any broker-dealer affiliated directly or indirectly with VAM.

         Pursuant to conditions set forth in rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and the quality of the issuer. The rules further require that such purchases take place in accordance with procedures adopted and reviewed periodically by the Board of Directors of the Registrant, including those Directors who are not "interested persons" of the Registrant.

(B) Equity Portfolio:


         At the annual meeting of the Registrant's shareholders on April 16, 1999, the shareholders approved an Investment Advisory Agreement, dated as of April 1, 1999 (the "Westwood Agreement"), between the Registrant and Westwood Management Corp. ("Westwood") providing for Westwood to be the Registrant's investment advisor with respect to equity securities and to manage its Equity Portfolio.

         The Westwood Agreement was attached as Exhibit B to the Registrant's 1999 Proxy Statement filed with the Commission and is summarized under the caption "Proposal 2 - The Westwood Agreement" on pages 6 and 7 thereof, to which reference is made and which material is hereby incorporated by such reference.

         During its fiscal year 2000, the Registrant paid Westwood advisory fees of $41,708 under the Westwood Agreement which represented 0.23% of the Registrant's net assets of $18,452,839 at December 31, 2000.

         Information Regarding Westwood

         The following information has been furnished to the Registrant by Westwood for inclusion in this Amendment to the Registrant's Registration Statement.

         Westwood is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

         Westwood's principal business address is 300 Crescent Court, Suite 1300, Dallas, Texas 75201.

         Westwood is a New York corporation which is a wholly owned subsidiary of Southwest Securities Group, Inc., a Delaware corporation ("Southwest Securities"). Southwest Securities is a publicly owned holding company with subsidiaries engaged in providing securities clearing, securities brokerage, investment banking and investment advisory services. To the knowledge of Southwest Securities no person owns 10% or more of its voting securities. The address of Southwest Securities is 1201 Elm Street, Suite 3500. Dallas, Texas 75270.

         Under the Westwood Agreement, Westwood makes decisions with respect to placing orders for the purchase and sale of the Registrant's portfolio of equity securities. The primary consideration in making these decisions is obtaining the most favorable prices for the Registrant and efficiency in executing orders. Westwood has advised the Registrant that in effecting transactions on the Registrant's behalf, Westwood will seek the most favorable price consistent with best execution.

         Westwood receives from brokers in-house research, certain third party research (generally of economic data), and certain information providing historic and current market data. Westwood has informal arrangements with certain brokers who provide "soft dollar" credits for the purchase of research services. Commissions paid to these brokers are competitive. Accounts receiving benefit from the research share the cost. A budget for this research is determined annually and reviewed periodically. Supplemental to selecting a broker on the best execution basis, this budget may be considered.

         Each potential soft dollar arrangement is analyzed by Westwood to determine whether the use of client brokerage is appropriate and falls under the "safe harbor" rules of Section 28(e) of the Securities Exchange Act of 1934.

         Westwood will not effect any brokerage transaction in the Registrant's portfolio of equity securities with any broker-dealer affiliated directly or indirectly with Westwood.

         Pursuant to the conditions set forth in the rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer of Westwood is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and quality of the issuer. The rules further require that such purchases take place in accordance with the procedures adopted and reviewed periodically by the Board of Directors of the Registrant, particularly those directors who are not "interested persons" of the Registrant.

         Westwood may purchase securities for clients in block trades. This practice allows the client to participate in volume transactions which may produce better executions. The same price is allocated to each client.

(c)      Portfolio Management:

         The name and title of the person employed by VAM who is primarily responsible for the day-to-day management of the Registrant's portfolio is Steven P. Eldredge. Mr. Eldredge is a Senior Fixed Income Portfolio Manager of VAM where he has been employed since December 2000. Prior to that time he was a Senior Fixed Income Portfolio Manager of Voyageur where he had been employed since 1995. Prior to joining Voyageur, Mr. Eldredge was a portfolio manager for ABT Mutual Funds from 1989 through 1995. Mr. Eldredge has over 20 years experience in portfolio management.

         Susan M. Byrne, President of Westwood, is the Registrant's portfolio manager for equity securities. Ms. Byrne, a founder of Westwood in 1983, has over 18 years experience in equity portfolio management.

(d)      Administrators:

         Not applicable.

(e)      Custodians:

         The name and principal business address of the Registrant's custodian, transfer agent and dividend paying agent are as follows:

         Custodian:

         Westwood Trust
         300 Crescent Court, Suite 1300
         Dallas, Texas 75201

         Transfer Agent and Dividend Paying Agent:

         Securities Transfer Corporation
         2591 Dallas Parkway, Suite 102
         Frisco, Texas 75034

             (f)     Expenses:

                     The Registrant pays expenses for legal and accounting fees, the fees and expenses of its custodian, transfer agent and dividend paying agent as well as the costs of its directors and shareholders meetings. These expenses are in addition to the investment advisory fees paid to Voyageur under the Voyageur Agreement, or to VAM under the Interim Contract, or to Westwood under the Westwood Agreement.

             (g)     Affiliated Brokerage:

                     All portfolio transactions effected by Voyageur and VAM in the Registrant's securities during the year ended December 31, 2000, were transacted with primary market makers acting as principal on a net basis. Accordingly, the Registrant did not pay any brokerage commissions, as such, during such year, however, the market makers were compensated in the form of a "mark-up" or "mark-down" which may have resulted in a profit or a loss to them from such transactions.

                     None of such market makers was at the time of any transaction an affiliated person of the Registrant or Voyageur or VAM or an affiliated person of any such persons. The Registrant has not purchased any issues of tax-exempt debt securities for its portfolio that were underwritten by an affiliated broker-dealer during the year ended December 31, 2000.

                     All portfolio transactions effected by Westwood in the Registrant's equity securities during the year ended December 31, 2000, were transacted with primary market makers acting as principal on a net basis or with broker-dealers acting in an agency capacity for securities listed on a national securities exchange. None of the broker-dealers or market makers were affiliated persons of the Registrant or of Westwood, or an affiliated person of any such persons. The Registrant has not purchased any underwritten issues of equity securities for its portfolio during the year ended December 31, 2000, in which an affiliated person of the Registrant or of Westwood was a member of the underwriting syndicate.

2.  Non-Resident Managers:

    Not applicable.

3.  Control Persons:

    For information relating to control of the Registrant, reference is made to the caption "Principal Shareholders" on pages 2 and 3, and to the subcaption "Stock Ownership of Directors and Officers" on pages 9 and 10 of the 2001 Proxy Statement to which reference is made and which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2001.

         Reference is made to the caption "Election of Directors" on pages 8 and 9 of the 2001 Proxy Statement for information as to the name, address, age, and the principal occupation during the past five years of each director and officer of the Registrant and also to those directors who are "interested persons" of the Registrant and to the subcaption "Remuneration" on page 10 of the 2001 Proxy Statement for the compensation paid to the officers and directors of the Registrant, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2001.

         Reference is made to the subcaption "Stock Ownership of Directors and Officers" on pages 9 and 10 of the 2001 Proxy Statement for information as to the equity securities of the Registrant owned by all of its officers and directors, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2001.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

    1.   Capital Stock:

         The Registrant has only one class of capital stock authorized, Common Stock, par value $1.00 per share.

         A description of the rights of the holders of the Registrant's Common Stock is found on page 8 of the Registration Statement in response to
         Item 26, which material is hereby incorporated by reference.

    2.   Long-Term Debt:

         The Registrant has no long-term debt.

    3.   General:

         Not applicable.

    4.   Taxes:

         For fiscal year 2000, Registrant qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code. As a "regulated investment company", the Registrant distributed to its shareholders as dividends during fiscal 2000 (i) more than 90% of its net taxable income and (ii) more than 90% of its net tax-exempt income. In addition, more than 50% of the value of the Registrant's total assets at the end of each of its fiscal quarters in 2000 consisted of tax-exempt obligations described in Section 103 of the Internal Revenue Code and the amount of tax-exempt interest from such obligations distributed to Registrant's shareholders as dividends was designated as such by the Registrant in written notice to them. Since the Registrant distributed to its shareholders as dividends all of the net taxable income it received in 2000, the Registrant has made no provision for federal income taxes for fiscal 2000.

         During fiscal 2000, the Registrant received $103,474 of net taxable dividend income, $591,545 of net tax-exempt interest income and realized a capital loss of $419,761 from security transactions. Of these amounts $103,474 of net taxable dividend income and $591,545 of net tax-exempt interest income was distributed to the Registrant's shareholders as dividends. The distribution of dividends to shareholders took on the same character to the Registrant's shareholders as that income was received by the Registrant; to wit: taxable dividend income and tax-exempt interest income.

         Reference is made to the subcaption "Tax Effects of Change in Investment Objective" on pages 7, 8 and 9 of the 1998 Proxy Statement for a further discussion of the federal income tax effects resulting from the change in the Registrant's investment objective, which material is hereby incorporated by reference.

   5.    Outstanding Securities:

         As of April 16, 2001, the authorized and outstanding shares of the Registrant's Common Stock was as follows:

             Authorized                              Outstanding
             ----------                              -----------
             2,000,000 shares                        1,201,768 shares

   6.    Securities Ratings:

         Not applicable.

ITEM 11.     DEFAULTS AND ARREARS ON SENIOR SECURITIES

             Not applicable. The Registrant does not have any Senior Securities.

ITEM 12.     LEGAL PROCEEDINGS

             None

ITEM 13.     TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

             Not applicable.

                                     PART B


                     INFORMATION REQUIRED IN A STATEMENT OF
                             ADDITIONAL INFORMATION

ITEM 14. COVER PAGE

         Not applicable.

ITEM 15. TABLE OF CONTENTS

         Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY

         Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES

         The answer to this Item is fully responded to in Item 8 of Part A hereof.

ITEM 18. MANAGEMENT

         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES

         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 22. TAX STATUS

         The answer to this Item is fully responded to in Item 10 of Part A hereof.

ITEM 23. FINANCIAL STATEMENTS

         Reference is made to Item 24 of Part C hereof for the financial statements filed as exhibits hereto.

                                     PART C


                                OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements:

                     (i) Statement of Assets and Liabilities as of December 31,
                         2000.

                    (ii) Portfolio of Investment Securities as of December 31,
                         2000.

                   (iii) Statement of Operations for the Year ended December 31,
                         2000.

                    (iv) Statement of Changes in Net Assets for the Years ended
                         December 31, 2000 and 1999.

                     (v) Notes to Financial Statements.

                    (vi) Selected Per Share Data and Ratios for Each of the
                         Years in the Five Year Period ended December 31, 2000.

                   All of the foregoing are in Registrant's Annual Report to Shareholders for 2000, which material is incorporated by reference in Part B hereof.

         (b) Exhibits:

                    (1) Amended Articles of Incorporation(1)

                    (2) By-laws(2)

                    (3) None

                    (4) Specimen Stock Certificate(1)

                    (5) None

                    (6) None

                    (7) Investment Advisory Contracts(3)

                    (8) Not applicable

                    (9) None

                   (10) Custodian Agreement(4)

                   (11) None

                   (12) Not Applicable

                   (13) None

                   (14) Consent of Independent Auditors(5)

                   (15) None

                   (16) None

                   (17) None

                   (18) Not applicable

                   (19) Registrant's Annual Report to Shareholders(5)

                   ----------
                   (1) This material filed as an exhibit to Registrant's Registration Statement pursuant to the corresponding exhibit number therein is hereby incorporated by reference.

               (2) Registrant's Bylaws, as adopted April 25, 2000, were filed as Exhibit (2) to the Registrant's Amendment No. 22 to its Registration Statement under the Investment Company Act of 1940 on Form N-2, dated April 26, 2000, which are hereby incorporated by reference.

               (3)
                 (a) Registrant's Investment Advisory Agreement, dated as of April 1, 1991, with Voyageur Fund Managers was attached as Exhibit A to the Registrant's Proxy Statement, dated April 8, 1991, filed in preliminary form with the Commission on or about March 20, 1991, which Agreement is hereby incorporated by reference. The Amendment, dated as of April 1, 1999, to such Investment Advisory Agreement was attached as Exhibit A to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Amendment is hereby incorporated by reference.

                 (b) Registrant's Investment Advisory Agreement, dated as of April 1, 1999, with Westwood Management Corp. was attached as Exhibit B to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Agreement is hereby incorporated by reference.

                 (c) Registrant's Investment Advisory Agreement, dated as of April 1, 2001, with Voyageur Asset Management Inc. was attached as Exhibit A to the Registrant's Proxy Statement dated April 1, 2001, filed in definitive form with the Commission on or about April 2, 2001 which Agreement is hereby incorporated by reference.

                 (d) Registrant's Investment Advisory Contract, dated December 8, 2000, with Voyageur Asset Management Inc.(5)

               (4) Registrant's Custodian Agreement, dated August 14, 1992, with Trust Company of Texas (the predecessor of Westwood Trust) was filed as Exhibit (9) to the Registrant's Amendment No. 15 to Registration Statement under the Investment Company Act of 1940 on Form N-2, dated April 20, 1993, which Agreement is hereby incorporated by reference.

               (5) Filed herewith.

ITEM 25. MARKET ARRANGEMENTS

         Not applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Not applicable.

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

         Not applicable.

ITEM 28. NUMBER OF HOLDERS OF SECURITIES

         On March 16, 2001, the outstanding shares of the Registrant's Common Stock were held of record by 143 persons.

ITEM 29. INDEMNIFICATION

         The answer to this Item is found in Article VII, Section 7 of the Registrant's Bylaws which material is hereby incorporated by reference.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Voyageur Asset Management LLC as filed with the Commission, which is hereby incorporated by reference.

         For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Westwood Management Corp. as filed with the Commission, which is hereby incorporated by reference.

         For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Voyageur Asset Management Inc. as filed with the Commission, which is hereby incorporated by reference.

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS

         The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 and 31a-3 thereunder are in the possession of Mr. Jerry D. Wheatley, Secretary and Treasurer of the Registrant, 214 North Ridgeway Drive, Cleburne, Texas 76031.

ITEM 32. MANAGEMENT SERVICES

         Not applicable.

ITEM 33. UNDERTAKINGS

         Not applicable.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. Twenty Three to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleburne, and State of Texas, on the 27th day of April, 2001.

                       SAMARNAN INVESTMENT CORPORATION

                        By:    /s/ George S. Walls, Jr.
                               --------------------------------------
                               GEORGE S. WALLS, JR.
                               PRESIDENT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
  (1)            Amended Articles of Incorporation(1)
  (2)            By-laws(2)
  (3)            None
  (4)            Specimen Stock Certificate(1)
  (5)            None
  (6)            None
  (7)            Investment Advisory Contracts(3)
  (8)            Not applicable
  (9)            None
 (10)            Custodian Agreement(4)
 (11)            None
 (12)            Not Applicable
 (13)            None
 (14)            Consent of Independent Auditors(5)
 (15)            None
 (16)            None
 (17)            None
 (18)            Not applicable
 (19)            Registrant's Annual Report to Shareholders(5)

----------

(1) This material filed as an exhibit to Registrant's Registration Statement pursuant to the corresponding exhibit number therein is hereby incorporated by reference.

(2) Registrant's Bylaws, as adopted April 25, 2000, were filed as Exhibit (2) to the Registrant's Amendment No. 22 to its Registration Statement under the Investment Company Act of 1940 on Form N-2, dated April 26, 2000, which are hereby incorporated by reference.

(3)
  (a) Registrant's Investment Advisory Agreement, dated as of April 1, 1991, with Voyageur Fund Managers was attached as Exhibit A to the Registrant's Proxy Statement, dated April 8, 1991, filed in preliminary form with the Commission on or about March 20, 1991, which Agreement is hereby incorporated by reference. The Amendment, dated as of April 1, 1999, to such Investment Advisory Agreement was attached as Exhibit A to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Amendment is hereby incorporated by reference.

  (b) Registrant's Investment Advisory Agreement, dated as of April 1, 1999, with Westwood Management Corp. was attached as Exhibit B to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Agreement is hereby incorporated by reference.

  (c) Registrant's Investment Advisory Agreement, dated as of April 1, 2001, with Voyageur Asset Management Inc. was attached as Exhibit A to the Registrant's Proxy Statement dated April 1, 2001, filed in definitive form with the Commission on or about April 2, 2001 which Agreement is hereby incorporated by reference.

  (d) Registrant's Investment Advisory Contract, dated December 8, 2000, with Voyageur Asset Management Inc.(5)

(4) Registrant's Custodian Agreement, dated August 14, 1992, with Trust Company of Texas (the predecessor of Westwood Trust) was filed as Exhibit (9) to the Registrant's Amendment No. 15 to Registration Statement under the Investment Company Act of 1940 on Form N-2, dated April 20, 1993, which Agreement is hereby incorporated by reference.

(5) Filed herewith.